UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 22, 2009

CABLEVISION SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	No. 1-14764	No. 11-3415180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

CSC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	No. 1-9046	No. 11-2776686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1111 Stewart Avenue
Bethpage, New York	11714
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 803-2300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On January 22, 2009, the Securities and Exchange Commission announced that it had entered a Cease-and Desist Order (the “Order”) against Cablevision Systems Corporation (the “Company”) with respect to the previously disclosed SEC investigations concerning improper expense accruals, primarily at the national programming services of the Company’s Rainbow Media segment, and the improper recognition of launch and marketing support payments under affiliation agreements. The Order directs the Company to cease and desist from further violations of the reporting provisions and the books and records and internal accounting controls requirements of the Securities Exchange Act of 1934. The Company consented to the entry of the Order without admitting or denying any of the factual findings in the Order. In 2004, the Company completed the restatement of its financial statements for the period 1999 through 2003 with respect to the matters covered by the Order. There will be no further accounting charge associated with the entry of the Order.

The accounting issues were discovered by the Company and reported by the Company to the SEC. The Company subsequently implemented a number of remedial actions and fully cooperated with the SEC investigation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLEVISION SYSTEMS CORPORATION (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: January 23, 2009

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSC HOLDINGS, INC. (Registrant)
By:	/s/ Michael P. Huseby

	Name: Title:	Michael P. Huseby Executive Vice President and Chief Financial Officer

Dated: January 23, 2009

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